EXHIBIT 10.4
Forms of 2009 Senior Management Performance-Based Restricted Stock Unit Agreements

Tier I Executive Officer Form

Name:
Number of Stock Units:
Date of Grant:
SunGard Capital Corp. and SunGard Capital Corp. II
Senior Management Performance-Based Restricted Stock Unit Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON THE PAYMENT OF THIS
RESTRICTED STOCK UNIT AWARD ARE SUBJECT TO RESTRICTIONS ON VOTING
AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET
FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP.,
SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP.
AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD
CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO
TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II STRONGLY
ENCOURAGE YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL
ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences Restricted Stock Units granted by SunGard Capital Corp., a Delaware corporation (the “Company”), and SunGard Capital Corp. II, a Delaware corporation (“Lowerco” and together with the Company, the “Companies”), to the undersigned (the “Grantee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Grantee hereby acknowledges receipt and the Executive Employment Agreement, dated August 11, 2005, between the Grantee and SunGard Data Systems Inc. (the “Employment Agreement”). Any exercise of discretionary authority granted under the Plan shall be subject to the express terms of this Agreement, and the last sentence of Section 3 of the Plan shall not apply to determinations of the Administrator with respect to this Agreement or the provisions of the Plan as applied to this Agreement.
1. Grant of Restricted Stock Units. The Company and Lowerco (as applicable) grant to the Grantee, as of the above Date of Grant, Restricted Stock Units for the number of Stock Units stated above (the “Stock Units”), on the terms provided herein and in the Plan. The Stock Units represent a conditional right to receive Units (as defined below) consisting of Class A Common shares, Class L Common shares and Lowerco Preferred shares (the “Shares”). The Stock Units evidenced by this Agreement are granted to the Grantee in an Employment capacity as an Employee.

2. Stock Unit Account. The Company shall establish and maintain a Stock Unit account (the “Account”) as a bookkeeping account on its records for the Grantee and shall record in the Account the number of Stock Units awarded to the Grantee. No Shares shall be issued to the Grantee at the time the Award is made, and the Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Companies with respect to any Stock Units recorded in the Account or amounts credited to the Account pursuant to Section 8. The Grantee shall not have any interest in any fund or specific assets of the Companies by reason of this Award or the Account established for the Grantee.
3. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The following terms shall have the same meaning as set forth in the Grantee’s Employment Agreement: “Board,” “Cause,” “Change of Control,” “Date of Termination,” “Disability,” “Employer,” “Good Reason,” “Investors,” “Retained Business,” “Sale of a Business,” “Sold Business,” and “Year of Termination.” The term “Performance Period” is defined in Schedule A. The term “Principal Investor” shall have the same meaning as set forth in the Stockholders Agreement. The following terms shall have the following meanings:
(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case, as applicable, by the Company, Lowerco or any of their subsidiaries) of all or part of any class of Shares;
(b)	“Beneficiary” means, in the event of Grantee’s death, Grantee’s legal representative, executor, administrator or designated beneficiary, as applicable;
(c)	“Call Option” means an option in favor of Company or Lowerco to purchase for cash at a specified price the Shares received by Grantee (or Grantee’s Beneficiary) upon any payment of Stock Units pursuant to this Agreement;
(d)	“CEO” means the Chief Executive Officer of the Company.
(e)	“Closing” means August 11, 2005;
(f)	“Fair Market Value” means, as of any date, as to any Share, the Board’s good faith determination of the fair market value of such Share as of the applicable reference date, taking into account the most recent annual valuation of the Company. The Company agrees to engage at least annually an independent third party appraiser to perform such valuation, and to update each such valuation on a quarterly basis. Upon the exercise of a Call Option pursuant to Section 6(a) or a Put Option, the Board will provide prompt written notice of its determination of the Fair Market Value of the applicable Shares (the “Board Notice”) to Grantee. Grantee shall have the right to contest the Fair Market Value thereof by notice to the Company within fifteen (15) business days of receipt of the Board Notice. If Grantee does so notify the Company of Grantee’s disagreement with the Fair Market Value set forth in the

Board Notice within such time period, then the Company shall retain an independent third party appraiser reasonably acceptable to Grantee and to the Company to determine the fair market value of such Shares, and the determination of such independent appraiser shall govern. For this purpose, the appraiser last used by the Company in the ordinary course of business will be considered an independent appraiser. In the event that the Fair Market Value of the Shares as determined by such independent appraiser exceeds by the lesser of $200,000 or 10% the fair market value determined by the Board, then the Company shall bear the full cost of the appraisal. Otherwise, the Grantee (or the Grantee’s Beneficiary, as applicable) shall bear the full cost of the appraisal;
(g)	“Family Member” means, with respect to Grantee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which one or more of these persons (or Grantee) control the management of assets, or any other entity in which one or more of these persons (or Grantee) own more than fifty percent of the voting interests;
(h)	“IPO” means the initial closing of a bona fide firm commitment underwritten public offering of equity shares of the Company, registered under the Securities Act of 1933, as amended, that results in such shares being traded on a liquid trading market;
(i)	“Management Agreement” means the management agreement entered into as of the Closing between the Company and certain affiliates of the Investors, as it may be amended from time to time;
(j)	“Put Option” means the obligation of the Company or Lowerco, upon thirty (30) days notice from Grantee, to use commercially reasonable efforts to repurchase for cash the Shares acquired by Grantee (or Grantee’s Beneficiary) upon payment of Stock Units pursuant to this Agreement at the then Fair Market Value of such Shares; provided, however, that any Shares subject to the Put Option shall have been held by Grantee (or Grantee’s Beneficiary) for at least six months. If Company or Lowerco (as the case may be) is not able to repurchase the Shares subject to the Put Option in cash as a result of any contractual or legal restriction, Company or Lowerco (as the case may be) shall provide Grantee (or Grantee’s Beneficiary) with a promissory note that bears interest at the prime rate as published in The Wall Street Journal on the repurchase date plus 1% and will become payable over the three year period from the date of the note;
(k)	“Registration Rights Agreement” means the Participation, Registration Rights and Coordination Agreement, dated as of August 10, 2005, by and among the Company, Lowerco, SunGard Holding Corp., Solar Capital Corp. and certain stockholders of the Company and Lowerco;

(l)	“Restrictive Covenant” means any of the restrictive covenants set forth in Section 5 of Grantee’s Employment Agreement;
(m)	“Retirement” means retirement within the meaning of Section 2.2(b) of Grantee’s Employment Agreement;
(n)	“Unit” means an undivided interest in 1.3 Class A shares, 0.1444 Class L shares and 0.05 Lowerco Preferred shares, determined at the Date of Grant, as it may be adjusted as provided herein;
(o)	“Vest on a Pro Rata Basis” means that the vesting of the Grantee’s Stock Units shall continue through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have vested at the end of such year shall vest, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have vested at the end of such year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units);
Notwithstanding the foregoing, with respect to the Grantee’s termination of Employment described in Section 4(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Grantee’s Stock Units shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units); and the Stock Units that are earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 4(a); and
(p)	“Vest on a Return-on-Equity Basis” means that Grantee’s Stock Units shall be subject to accelerated vesting at the time of a Change of Control as follows:
(i)	If the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in the Company and any subsequent equity investments, Stock Units shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Stock Units shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Stock Units determined by interpolation (e.g., 50% acceleration at 15%

IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 4(a).
(ii)	If a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.
(iii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement shall be excluded, provided that any increases in such fees from the fees in effect as of the date of the Grantee’s Employment Agreement must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.
As used herein with respect to the Stock Units, the Stock Units shall be earned based on performance and shall vest based on Section 4 below, and the term “vest” means that the restrictions on the right to receive payment pursuant to the Stock Units lapse in whole or in specified part.
4. Vesting of Stock Units. The Stock Units shall be subject to forfeiture until the Stock Units vest. The Stock Units shall vest, in accordance with Schedule A, based on the Grantee’s continued Employment; provided, however, that:
(a)	if the Grantee’s Employment terminates as a result of (i) termination of the Grantee by Employer without Cause, (ii) resignation by the Grantee for Good Reason, or (iii) the Grantee’s Disability or death, then (A) the Stock Units for the year of termination shall Vest on a Pro Rata Basis, (B) any unvested portion of the Stock Units that was earned for the 2009 or 2010 calendar year shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 3(p)(i) above shall become fully vested as of the Date of Termination;
(b)	with respect to the portion of the Stock Units that is earned for the 2009 or 2010 calendar year, if the Grantee’s Employment terminates as a result of the Grantee’s retirement or as a result of the Grantee’s resignation other than for Good Reason, then the Stock Units shall be deemed to have stopped vesting as of the Date of Termination of such Grantee, and no portion of the Stock Units shall be earned for the calendar year in which the Date of Termination occurs;
(c)	with respect to the portion of the Stock Units that is earned for calendar years after 2010, if the Grantee’s Employment terminates as a result of the Grantee’s Retirement or as a result of the Grantee’s resignation other than for Good Reason, then the Stock Units shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of such Grantee;
(d)	if the Grantee’s Employment terminates as a result of termination by Employer for Cause, then the Stock Units will be immediately forfeited by the Grantee and terminate as of the Date of Termination;
(e)	upon a Change of Control through December 31, 2013, the Stock Units shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Principal Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 4(e) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Stock Units to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Stock Units to Vest on a Return-on-Equity Basis in connection with any disposition by the Principal Investors of a material portion of their remaining Stock through December 31, 2013; and
(f)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Stock Units that were earned with respect to the 2009 or 2010 calendar year based on Schedule A and that have not yet vested shall vest in full upon the Change of Control.
5. Payment of Stock Units. The Grantee’s vested Stock Units shall be paid in Shares upon the first to occur of (i) a Change of Control that meets the requirements of a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) December 31, 2014. If a Change of Control occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) December 31, 2014. Notwithstanding the foregoing, a distribution of Shares under this Agreement upon separation from service shall only be made upon the Grantee’s “separation from service” within the meaning of Section 409A of the Code and a distribution shall be made at a time and in a manner consistent with Section 409A. When the vested Stock Units become payable, the Companies will issue to the Grantee Shares representing the Units underlying the vested Stock Units, subject to satisfaction of the Grantee’s tax withholding obligations as described below, within 30 business days after the payment event.

6. Certain Calls and Puts.
(a)	Call on Resignation Without Good Reason. If the Grantee’s Employment terminates as a result of resignation by the Grantee other than for either Good Reason or Retirement, for the period ending one hundred eighty-one (181) days following the later of Grantee’s Date of Termination or the date on which Shares are paid to Grantee pursuant to this Agreement, each of the Company and Lowerco shall have a Call Option at the then Fair Market Value of such Shares, provided, however, that the Companies’ Call Options pursuant to this Section 6(a) shall cease to apply on the earlier of an IPO or the fifth anniversary of the Closing. For purposes of the preceding sentence, the term resignation does not include the departure of Grantee by reason of the Sale of a Business where Grantee is employed by the Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions.
(b)	Call on Termination For Cause. If the Grantee’s Employment is terminated by the Employer for Cause, for the period ending one hundred eighty-one (181) days following the later of Grantee’s Date of Termination or the date on which Shares are paid to Grantee pursuant to this Agreement, each of the Company and Lowerco shall have a Call Option at the then Fair Market Value of such Shares, provided, however, that the Companies’ Call Options pursuant to this Section 6(b) shall cease to apply on an IPO.
(c)	Put on Disability or Death. If the Grantee’s Employment terminates as a result of the Grantee’s Disability or death (and if and to the extent permitted by the Code (including Section 409A thereof)) the Grantee (or, the Grantee’s Beneficiary) shall have a Put Option at any time after Grantee’s Date of Termination, but prior to an IPO.
(d)	The Company or Lowerco may assign its rights under this Section 6 to any of their subsidiaries or to the Investors.
(e)	The provisions of this Section 6 supersede Section 6 of the Stockholders Agreement with respect to the Stock Units granted hereunder and the related Shares.
7. Share Restrictions, etc. Except as expressly provided herein, the Grantee’s rights hereunder and with respect to Shares received upon payment in accordance with Section 5 herein are subject to the restrictions and other provisions contained in the Stockholders Agreement.
8. Distributions, Redemptions, etc.
(a)	Upon the occurrence of an Adjustment Event, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Unit in connection with the Adjustment Event, multiplied by (ii) the number of Shares of the class of stock affected by the Adjustment Event that are included in each Unit immediately prior to the Adjustment Event, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.

(b)	If any other cash dividend or distribution is paid with respect to Shares underlying the Stock Units, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Units, multiplied by (ii) the number of Shares of the applicable class of stock that are included in each Unit, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(c)	The amount credited to the Account pursuant to this Section 8 with respect to vested Stock Units is referred to as the “Bonus Value.” The amount credited to the Account pursuant to this Section 8 with respect to unvested Stock Units is referred to as the “Deferred Bonus Value.”
(d)	On the fifth business day after the end of each calendar quarter, the Company shall pay to the Grantee in cash an amount equal to the Bonus Value accrued by the Grantee for such quarter, subject to applicable tax withholding. The Company shall pay to the Grantee the Deferred Bonus Value accrued in connection with any unvested Stock Units on the fifth business day after the date on which such unvested Stock Units vest, subject to applicable tax withholding.
(e)	In the case of a redemption or repurchase of Shares, the number of Shares of the class of stock redeemed or repurchased that are subject to outstanding Stock Units will be automatically reduced by an amount proportionate to the percentage reduction in outstanding Shares of the affected class resulting from the redemption or repurchase. The Grantee shall be entitled to receive any information reasonably requested regarding the composition of a Unit, as adjusted in accordance with this Section 8.
9. Forfeiture. Upon delivery of Shares pursuant to the Stock Units, the Grantee shall certify on a form acceptable to the Committee that the Grantee is in compliance with the Restrictive Covenants and all other agreements between the Grantee and the Company or any of its Affiliates. If the Company determines that the Grantee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between the Grantee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company or the applicable party, the Committee may cancel any unpaid Stock Units. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any delivery of Shares pursuant to the Stock Units, such delivery may be rescinded at the Company’s option if the Grantee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or if the Grantee breaches any duty to the Company or any of its Affiliates. The Company shall notify the Grantee in writing of any such rescission within one year after such delivery. Within ten days after receiving such a notice from the Company, the Grantee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares, (ii) any consideration received upon the exchange of any Shares (or to the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange), and (iii) the number of Shares received in connection with the rescinded delivery.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to the Grantee under or by reason of the Grantee’s holding the Stock Units, any amounts to which the Company is entitled as a result of the Grantee’s violation of the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or the Grantee’s breach of any duty to the Company or any of its Affiliates; provided, however, that no offset shall accelerate or defer the distribution date of amounts payable under this Agreement in violation of Section 409A of the Code, and any offset in violation of Section 409A shall be null and void. Accordingly, the Grantee acknowledges that (i) the Company may withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such withholding, or escrow, subject, however, to compliance with the requirements of Section 409A of the Code.
The Grantee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. The Grantee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
10. Legends, etc. Shares issued upon the lapse of any restrictions on the Stock Units shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
11. Transfer of Stock Units. The Stock Units may only be transferred by the laws of descent and distribution, or to a legal representative in the event of the Grantee’s incapacity.
12. Withholding. The payment of the Shares and other amounts in accordance with this Agreement will give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares in accordance with Section 5 herein and paid cash in accordance with Section 8 hereof, are subject to the Grantee promptly paying to the Companies in cash or by Share withholding as described below (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Grantee also authorizes the Companies and their subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee. Unless the Grantee elects otherwise in a time and manner specified by the Company, any tax withholding obligation with respect to the payment of Shares shall be satisfied by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities.

13. Grant Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Award and payment of the Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares issued under the Plan, (ii) changes in capitalization and (iii) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
14. Effect on Employment. Neither the grant of the Stock Units, nor the issuance of Shares or other payments in accordance with this Agreement, shall give the Grantee any right to be retained in the employ of the Company, Lowerco or any of their Affiliates, affect the right of the Company, Lowerco or any of their Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time.
15. Delay in Payments for Specified Employees. Notwithstanding anything in this Agreement to the contrary, if the Grantee is a “specified employee” of a publicly traded corporation under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If the Grantee dies during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of the Grantee’s estate within 60 days after the date of the Grantee’s death.
16. Section 409A. It is intended that the Stock Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. As provided under Section 409A, if calculation of the amount of a payment is not administratively practicable due to events beyond the control of the Grantee, the payment will be treated as made upon the date specified hereunder if the payment is made during the first calendar year in which calculation of the amount of the payment is administratively practicable. This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.
17. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of the Stock Units, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement and the Registration Rights Agreement, in each case treating the undersigned as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:
Grantee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Grantee

Schedule A
Vesting Schedule
(1) With respect to each of the 2009 and 2010 calendar years, the Stock Units shall be earned to the extent that the Base Case for each such calendar year is achieved during such period as follows, and the portion of the Stock Units that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, none of the Stock Units will earned at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Stock Units that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Base Case for that year, the Stock Units that will be earned for the calendar year will be the sum of (i) the number of Stock Units calculated in accordance with paragraph (b) above and (ii) the number of Stock Units determined by interpolation at the linear rate of 1/249.51 of the Stock Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest  _____  ..0001 of a Stock Unit);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Base Case for that year, no further Stock Units shall be earned other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below), at which point the Stock Units shall be earned as follows:
(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number Stock Units that will be earned for the calendar year will be the sum of (x) the number of Stock Units calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Units between 100% and 106.25% of the Original Base Case; and
(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year;
provided that, only through December 31, 2010, any Stock Units that do not vest at the end of 2009 may vest at the end of 2010 based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case. For example, if Actual Internal EBITA in 2009 is 100% of the Original Base Case, then approximately 8.89% of the Stock Units vest on December 31, 2009 (1/56.25 x 5 Actual Internal EBITA percentage points), and if cumulative Actual Internal EBITA for 2009 and 2010 is 105% of the cumulative Original Base Case, then approximately 26.67% of the Stock Units vest on December 31, 2010 ([1/56.25 x 10 Internal EBITA percentage points x 2 years] — 8.89%).
(2) With respect to each of the 2009 and 2010 calendar years, the Stock Units shall vest and be exercisable with respect to 25% of the total number of Stock Units earned under paragraph (1) above at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Stock Units earned for the calendar year shall vest and be exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.

(3) With respect to each of the 2011, 2012 and 2013 calendar years, the Stock Units shall be exercisable to the extent that the Base Case is achieved during such period as follows:
(a) if Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, none of the Stock Units will earned at the end of that year;
(b) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year; and
(c) if Actual Internal EBITA for such calendar year is between 95% and 106.25% of the Base Case for that year, the number of Stock Units that vest and become exercisable at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Unit).
For vesting in years after 2010, cumulative vesting will not be available.
For purposes of this Vesting Schedule:
“Performance Period” means the five-year period beginning on January 1, 2009.
“Actual Internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual Internal EBITA shall not be reduced by costs of the acquisition of the Company by the Investors or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the Compensation Committee in consultation with the CEO) or non-cash equity incentive expenses. Actual Internal EBITA shall be calculated without giving effect to purchase accounting and shall be adjusted in good faith by the Compensation Committee in consultation with the CEO to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by the Board or Compensation Committee and agreed to by the CEO, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by the CEO and the Board or Compensation Committee. Actual Internal EBITA targets shall be appropriately adjusted by the Compensation Committee in consultation with the CEO in case of changes in GAAP promulgated by FASB or the SEC or changes in depreciation methodology.
“Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as set forth below:

Base Case	2009	2010	2011	2012	2013
Actual Internal EBITA	The Company’s final	The Company’s final
(in millions)	2009 consolidated	2010 consolidated
	budgeted EBITA, as	budgeted EBITA, as
	approved by the	approved by the
	Board or	Board or
	Compensation	Compensation
	Committee and as	Committee and as
	appears in the	appears in the
	Company’s operating	Company’s operating
	budget for 2009	budget for 2010
“Original Base Case” means the Actual Internal EBITA targets for the Company as originally determined in August 2005 by the Board for each of the 2009 and 2010 calendar years as set forth below:

Original Base Case	2009	2010
Actual Internal EBITA (in millions)

Tier II Executive Officer Form

Name:
Number of Stock Units:
Date of Grant:
SunGard Capital Corp. and SunGard Capital Corp. II
Management Performance-Based Restricted Stock Unit Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON THE PAYMENT OF THIS
RESTRICTED STOCK UNIT AWARD ARE SUBJECT TO RESTRICTIONS ON VOTING
AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET
FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP.,
SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP.
AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD
CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO
TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II STRONGLY
ENCOURAGE YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL
ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences Restricted Stock Units granted by SunGard Capital Corp., a Delaware corporation (the “Company”), and SunGard Capital Corp. II, a Delaware corporation (“Lowerco” and together with the Company, the “Companies”), to the undersigned (the “Grantee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Grantee hereby acknowledges receipt.
1. Grant of Restricted Stock Units. The Company and Lowerco (as applicable) grant to the Grantee, as of the above Date of Grant, Restricted Stock Units for the number of Stock Units stated above (the “Stock Units”), on the terms provided herein and in the Plan. The Stock Units represent a conditional right to receive Units (as defined below) consisting of Class A Common shares, Class L Common shares and Lowerco Preferred shares (the “Shares”). The Stock Units evidenced by this Agreement are granted to the Grantee in an Employment capacity as an Employee.
2. Stock Unit Account. The Company shall establish and maintain a Stock Unit account (the “Account”) as a bookkeeping account on its records for the Grantee and shall record in the Account the number of Stock Units awarded to the Grantee. No Shares shall be issued to the Grantee at the time the Award is made, and the Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Companies with respect to any Stock Units recorded in the Account or amounts credited to the Account pursuant to Section 8. The Grantee shall not have any interest in any fund or specific assets of the Companies by reason of this Award or the Account established for the Grantee.

3. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement and without regard to any subsequent amendment thereof. The term “Performance Period” is defined in Schedule A. The following terms shall have the following meanings:
(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case, as applicable, by the Company, Lowerco or any of their subsidiaries) of all or part of any class of Shares;
(b)	“CEO” means the Chief Executive Officer of the Company.
(c)	“Date of Termination” means the date that the termination of the Grantee’s Employment with Employer is effective on account of the Grantee’s death, the Grantee’s Disability, termination by Employer for Cause or without Cause, or by the Grantee, as the case may be;
(d)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Grantee has entered into an Employment relationship;
(e)	“Investors” means investment funds advised by Silver Lake Partners, Bain Capital, The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts, Providence Equity Partners and Texas Pacific Group that own capital stock of the Company;
(f)	“Restrictive Covenant” means any of the restrictive covenants set forth in Exhibit A, which is incorporated herein by reference;
(g)	“Retirement” means termination of employment by Grantee after age 62;
(h)	“Unit” means an undivided interest in 1.3 Class A shares, 0.1444 Class L shares and 0.05 Lowerco Preferred shares, determined at the Date of Grant, as it may be adjusted as provided herein;
(i)	“Vest on a Pro Rata Basis” means that the vesting of the Grantee’s Stock Units shall continue through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have vested at the end of such year shall vest, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have vested at the end of such year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units);

Notwithstanding the foregoing, with respect to the Grantee’s termination of Employment described in Section 4(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Grantee’s Stock Units shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units); and the Stock Units that are earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 4(a);
(j)	Vest on a Return-on-Equity Basis” means that Grantee’s Stock Units shall be subject to accelerated vesting at the time of a Change of Control as follows:
(i)	If the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in the Company and any subsequent equity investments, Stock Units shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Stock Units shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Stock Units determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 4(a).
(ii)	If a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.
(iii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement entered into as of August 11, 2005 between the Company and certain affiliates of the Investors, as amended from time to time, shall be excluded, provided that any increases in such fees from the fees in effect as of August 11, 2005 must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.
(k)	“Year of Termination” means the fiscal year for the applicable Performance Period during which the Grantee’s Date of Termination occurs.
As used herein with respect to the Stock Units, the Stock Units shall be earned based on performance and shall vest based on Section 4 below, and the term “vest” means that the restrictions on the right to receive payment pursuant to the Stock Units lapse in whole or in specified part.
4. Vesting of Stock Units. The Stock Units shall be subject to forfeiture until the Stock Units vest. The Stock Units shall vest, in accordance with Schedule A, based on the Grantee’s continued Employment; provided, however, that:
(a)	if the Grantee’s Employment terminates as a result of (i) termination of the Grantee by Employer without Cause, (ii) the Grantee’s Disability or death, or (iii) with respect to Stock Units earned for a calendar year after 2010, the Grantee’s Retirement, then (A) the Stock Units for the year of termination shall Vest on a Pro Rata Basis, (B) any unvested portion of the Stock Units that was earned for the 2009 or 2010 calendar year shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 3(j)(i) above shall become fully vested as of the Date of Termination;
(b)	with respect to the portion of the Stock Units that is earned for the 2009 or 2010 calendar year, if the Grantee’s Employment terminates as a result of the Grantee’s resignation or Retirement, then the Stock Units shall be deemed to have stopped vesting as of the Date of Termination of such Grantee, and no portion of the Stock Units shall be earned for the calendar year in which the Date of Termination occurs;
(c)	with respect to the portion of the Stock Units that is earned for calendar years after 2010, if the Grantee’s Employment terminates as a result of the Grantee’s resignation, then the Stock Units shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of such Grantee;
(d)	if the Grantee’s Employment terminates as a result of termination by Employer for Cause, then the Stock Units will be immediately forfeited by the Grantee and terminate as of the Date of Termination;
(e)	upon a Change of Control through December 31, 2013, the Stock Units shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 4(d) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Stock Units to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Stock Units to Vest on a Return-on-Equity Basis in connection with any disposition by the Investors of a material portion of their remaining Stock during through December 31, 2013; and
(f)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Stock Units that was earned with respect to the 2009 or 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.
5. Payment of Stock Units. The Grantee’s vested Stock Units shall be paid in Shares upon the first to occur of (i) a Change of Control that meets the requirements of a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) December 31, 2014. If a Change of Control occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) December 31, 2014. Notwithstanding the foregoing, a distribution of Shares under this Agreement upon separation from service shall only be made upon the Grantee’s “separation from service” within the meaning of Section 409A of the Code and a distribution shall be made at a time and in a manner consistent with Section 409A. When the vested Stock Units become payable, the Companies will issue to the Grantee Shares representing the Units underlying the vested Stock Units, subject to satisfaction of the Grantee’s tax withholding obligations as described below, within 30 business days after the payment event.
6. Certain Calls and Puts. The Stock Units granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
7. Share Restrictions, etc. Except as expressly provided herein, the Grantee’s rights hereunder and with respect to Shares received upon payment in accordance with Section 5 herein are subject to the restrictions and other provisions contained in the Stockholders Agreement.
8. Distributions, Redemptions, etc.
(a)	Upon the occurrence of an Adjustment Event, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Unit in connection with the Adjustment Event, multiplied by (ii) the number of Shares of the class of stock affected by the Adjustment Event that are included in each Unit immediately prior to the Adjustment Event, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.

(b)	If any other cash dividend or distribution is paid with respect to Shares underlying the Stock Units, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Units, multiplied by (ii) the number of Shares of the applicable class of stock that are included in each Unit, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(c)	The amount credited to the Account pursuant to this Section 8 with respect to vested Stock Units is referred to as the “Bonus Value.” The amount credited to the Account pursuant to this Section 8 with respect to unvested Stock Units is referred to as the “Deferred Bonus Value.”
(d)	On the fifth business day after the end of each calendar quarter, the Company shall pay to the Grantee in cash an amount equal to the Bonus Value accrued by the Grantee for such quarter, subject to applicable tax withholding. The Company shall pay to the Grantee the Deferred Bonus Value accrued in connection with any unvested Stock Units on the fifth business day after the date on which such unvested Stock Units vest, subject to applicable tax withholding.
(e)	In the case of a redemption or repurchase of Shares, the number of Shares of the class of stock redeemed or repurchased that are subject to outstanding Stock Units will be automatically reduced by an amount proportionate to the percentage reduction in outstanding Shares of the affected class resulting from the redemption or repurchase. The Grantee shall be entitled to receive any information reasonably requested regarding the composition of a Unit, as adjusted in accordance with this Section 8.
9. Forfeiture. Upon delivery of Shares pursuant to the Stock Units, the Grantee shall certify on a form acceptable to the Committee that the Grantee is in compliance with the Restrictive Covenants and all other agreements between the Grantee and the Company or any of its Affiliates. If the Company determines that the Grantee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between the Grantee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company or the applicable party, the Committee may cancel any unpaid Stock Units. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any delivery of Shares pursuant to the Stock Units, such delivery may be rescinded at the Company’s option if the Grantee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or if the Grantee breaches any duty to the Company or any of its Affiliates. The Company shall notify the Grantee in writing of any such rescission within one year after such delivery. Within ten days after receiving such a notice from the Company, the Grantee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares, (ii) any consideration received upon the exchange of any Shares (or to the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange), and (iii) the number of Shares received in connection with the rescinded delivery.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to the Grantee under or by reason of the Grantee’s holding the Stock Units, any amounts to which the Company is entitled as a result of the Grantee’s violation of the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or the Grantee’s breach of any duty to the Company or any of its Affiliates; provided, however, that no offset shall accelerate or defer the distribution date of amounts payable under this Agreement in violation of Section 409A of the Code, and any offset in violation of Section 409A shall be null and void. Accordingly, the Grantee acknowledges that (i) the Company may withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such withholding, or escrow, subject, however, to compliance with the requirements of Section 409A of the Code.
The Grantee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. The Grantee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
10. Legends, etc. Shares issued upon the lapse of any restrictions on the Stock Units shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
11. Transfer of Stock Units. The Stock Units may only be transferred by the laws of descent and distribution, or to a legal representative in the event of the Grantee’s incapacity.
12. Withholding. The payment of the Shares and other amounts in accordance with this Agreement will give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares in accordance with Section 5 herein and paid cash in accordance with Section 8 hereof, are subject to the Grantee promptly paying to the Companies in cash or by Share withholding as described below (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Grantee also authorizes the Companies and their subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee. Unless the Grantee elects otherwise in a time and manner specified by the Company, any tax withholding obligation with respect to the payment of Shares shall be satisfied by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities.

13. Grant Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Award and payment of the Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares issued under the Plan, (ii) changes in capitalization and (iii) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
14. Effect on Employment. Neither the grant of the Stock Units, nor the issuance of Shares or other payments in accordance with this Agreement, shall give the Grantee any right to be retained in the employ of the Company, Lowerco or any of their Affiliates, affect the right of the Company, Lowerco or any of their Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time.
15. Delay in Payments for Specified Employees. Notwithstanding anything in this Agreement to the contrary, if the Grantee is a “specified employee” of a publicly traded corporation under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If the Grantee dies during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of the Grantee’s estate within 60 days after the date of the Grantee’s death.
16. Section 409A. It is intended that the Stock Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. As provided under Section 409A, if calculation of the amount of a payment is not administratively practicable due to events beyond the control of the Grantee, the payment will be treated as made upon the date specified hereunder if the payment is made during the first calendar year in which calculation of the amount of the payment is administratively practicable. This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.
17. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of the Stock Units, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:
Grantee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Grantee

Schedule A
Vesting Schedule
(1) With respect to each of the 2009 and 2010 calendar years, the Stock Units shall be earned to the extent that the Base Case for each such calendar year is achieved during such period as follows, and the portion of the Stock Units that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, none of the Stock Units will earned at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Stock Units that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Base Case for that year, the Stock Units that will be earned for the calendar year will be the sum of (i) the number of Stock Units calculated in accordance with paragraph (b) above and (ii) the number of Stock Units determined by interpolation at the linear rate of 1/249.51 of the Stock Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest  _____  ..0001 of a Stock Unit);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Base Case for that year, no further Stock Units shall be earned other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below), at which point the Stock Units shall be earned as follows:
(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number Stock Units that will be earned for the calendar year will be the sum of (x) the number of Stock Units calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Units between 100% and 106.25% of the Original Base Case; and
(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year;
provided that, only through December 31, 2010, any Stock Units that do not vest at the end of 2009 may vest at the end of 2010 based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case. For example, if Actual Internal EBITA in 2009 is 100% of the Original Base Case, then approximately 8.89% of the Stock Units vest on December 31, 2009 (1/56.25 x 5 Actual Internal EBITA percentage points), and if cumulative Actual Internal EBITA for 2009 and 2010 is 105% of the cumulative Original Base Case, then approximately 26.67% of the Stock Units vest on December 31, 2010 ([1/56.25 x 10 Internal EBITA percentage points x 2 years] — 8.89%).
(2) With respect to each of the 2009 and 2010 calendar years, the Stock Units shall vest and be exercisable with respect to 25% of the total number of Stock Units earned under paragraph (1) above at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Stock Units earned for the calendar year shall vest and be exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.

(3) With respect to each of the 2011, 2012 and 2013 calendar years, the Stock Units shall be exercisable to the extent that the Base Case is achieved during such period as follows:
(a) if Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, none of the Stock Units will earned at the end of that year;
(b) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year; and
(c) if Actual Internal EBITA for such calendar year is between 95% and 106.25% of the Base Case for that year, the number of Stock Units that vest and become exercisable at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Unit).
For vesting in years after 2010, cumulative vesting will not be available.
For purposes of this Vesting Schedule:
“Performance Period” means the five-year period beginning on January 1, 2009.
“Actual Internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual Internal EBITA shall not be reduced by costs of the acquisition of the Company by the Investors or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the Compensation Committee in consultation with the CEO) or non-cash equity incentive expenses. Actual Internal EBITA shall be calculated without giving effect to purchase accounting and shall be adjusted in good faith by the Compensation Committee in consultation with the CEO to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by the Board or Compensation Committee and agreed to by the CEO, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by the CEO and the Board or Compensation Committee. Actual Internal EBITA targets shall be appropriately adjusted by the Compensation Committee in consultation with the CEO in case of changes in GAAP promulgated by FASB or the SEC or changes in depreciation methodology.
“Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as set forth below:

Base Case	2009	2010	2011	2012	2013
Actual Internal EBITA	The Company’s final	The Company’s final
(in millions)	2009 consolidated	2010 consolidated
	budgeted EBITA, as	budgeted EBITA, as
	approved by the	approved by the
	Board or	Board or
	Compensation	Compensation
	Committee and as	Committee and as
	appears in the	appears in the
	Company’s operating	Company’s operating
	budget for 2009	budget for 2010
“Original Base Case” means the Actual Internal EBITA targets for the Company as originally determined in August 2005 by the Board for each of the 2009 and 2010 calendar years as set forth below:

Original Base Case	2009	2010
Actual Internal EBITA (in millions)

Exhibit A
Restrictive Covenants
1. The Grantee will not render services for any organization or engage directly or indirectly in any business which, in the judgment and sole determination of the Chief Executive Officer of the Company or another senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. If the Grantee’s employment or other service with the Company has terminated, the judgment of the Chief Executive Officer or other designated officer will be based on the Grantee’s position and responsibilities while employed by the Company, the Grantee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers, employees and competitors of the Grantee’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.
2. The Grantee will not disclose to anyone outside the Company, or use other than in the Company’s business, any confidential or proprietary information or material relating to the business of the Company, acquired by the Grantee either during or after employment with the Company. The Grantee understands that the Company’s proprietary and confidential information includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non-public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies.
3. The Grantee will promptly communicate to the Company, in writing, all marketing strategies, product ideas, software designs and concepts, software enhancement and improvement ideas, and other ideas and inventions (collectively, “works and ideas”) pertaining to the Company’s business, whether or not patentable or copyrightable, that are made, written, developed, or conceived by the Grantee, alone or with others, at any time (during or after business hours) while the Grantee is employed by the Company or during the three months after the Grantee’s employment terminates. The Grantee understands that all of those works and ideas will be the Company’s exclusive property, and by accepting the Stock Units the Grantee assigns and agrees to assign all the Grantee’s right, title and interest in those works and ideas to the Company. The Grantee will sign all documents which the Company deems necessary to confirm its ownership of those works and ideas, and the Grantee will cooperate fully with the Company to allow the Company to take full advantage of those works and ideas, including the securing of patent and/or copyright protection and/or other similar rights in the United States and in foreign countries.
4. The Grantee will not solicit or contact at any time, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Company’s business: (a) any customer or acquisition target under contract with the Company at any time during the last two years of the Grantee’s employment with the Company; (b) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of the Grantee’s employment with the Company; (c) any affiliate of any such customer or prospect; (d) any of the individual contacts established by the Company or the Grantee or others at the Company during the period of the Grantee’s employment with the Company; or (e) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who has been an employee or independent contractor within three months before such solicitation or contact.